As filed with the Securities and Exchange Commission on January 14, 2021
Registration No. 333-251529

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Opendoor Technologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	98-1515020 (I.R.S. Employer Identification Number)
1 Post Street, Floor 11
San Francisco, California 94104
(415) 896-6737
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Carrie Wheeler
Chief Financial Officer
Opendoor Technologies Inc.
1 Post Street, Floor 11
San Francisco, California 94104
(415) 896-6737
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rachel W. Sheridan, Esq. Shagufa R. Hossain, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Elizabeth Stevens Head of Legal Opendoor Technologies Inc. 1 Post Street, Floor 11 San Francisco, California 94104 (415) 896-6737
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note
The sole purpose of this Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-1 (the “Registration Statement”) is to refile certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this Amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, Item 16 of Part II and the signature page to the Registration Statement.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.
Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Exhibit No.	Description
2.1**	Agreement and Plan of Merger, dated as of September 15, 2020, by and among Social Capital Hedosophia Corp. II, Hestia Merger SubInc. and Opendoor Labs Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to the Current Report on Form 8-K filed September 17, 2020).
3.2**	Certificate of Incorporation of Opendoor Technologies Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 18, 2020).
3.3	By-Laws of Opendoor Technologies Inc.
4.4**	Warrant Agreement, dated April 27, 2020, between Social Capital Hedosophia Holdings Corp. II. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed April 30, 2020).
4.5**	Specimen Common Stock Certificate of Opendoor Technologies Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 6, 2020).
5.1	Opinion of Latham & Watkins LLP.
10.1**	Sponsor Support Agreement, dated September 15, 2020, by and among SCH Sponsor II LLC, the Registrant, each officer and director of the Registrant and Opendoor Labs Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Current Report on Form 8-K filed September 17, 2020).
10.2**	Opendoor Holders Support Agreement, dated September 15, 2020, by and among the Registrant, Opendoor Labs Inc. and certain stockholders of Opendoor Labs Inc. (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Current Report on Form 8-Kfiled September 17, 2020).
10.3**	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto. (incorporated byreference to Exhibit 10.1 to Amendment No. 1 to the Current Report on Form 8-K filed September 17, 2020).
10.4**	Amended and Restated Registration Rights Agreement, by and among Opendoor Technologies Inc., SCH Sponsor II LLC, certain former stockholders of Opendoor Labs Inc., Cipora Herman, David Spillane and ChaChaCha SPAC B, LLC, Hedosophia Group Limited and 010118 Management, L.P. (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed December 18, 2020).
10.5**	Convertible Notes Exchange Agreement, dated as of September 14, 2020, by and among Opendoor Labs Inc. and the holders party thereto (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-249302) filed October 5, 2020).
10.6**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 18, 2020).
10.7**	Opendoor Labs Inc. 2014 Stock Plan (as amended) (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 (File No. 333-249302) filed October 5, 2020).
10.8**	Form of Notice of Restricted Stock Unit Grant and RSU Terms and Conditions Under 2014 Stock Plan (incorporated by reference toExhibit 10.19 to the Registration Statement on Form S-4 (File No. 333-249302) filed October 5, 2020).
10.9**	Form of Notice of Stock Option Grant and Stock Option Agreement under 2014 Stock Plan (incorporated by reference to Exhibit 10.20 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).

Exhibit No.	Description
10.10**	Opendoor Technologies Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed December 18, 2020).
10.11**	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement Under 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.3(a) to the Current Report on Form 8-K filed December 18, 2020).
10.12**	Opendoor Technologies Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed December 18, 2020).
10.13**	Amended and Restated Continued Employment Letter Agreement, dated as of September 14, 2020, by and between Opendoor Labs Inc. and Eric Wu (incorporated by reference to Exhibit 10.24 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.14**	Offer Letter Agreement, dated as of July 22, 2019, by and between Opendoor Labs Inc. and Tom Willerer (as amended September 1,2020) (incorporated by reference to Exhibit 10.25 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.15**	Amendment to Offer Letter Agreement, entered into as of July 22, 2019, by and between Opendoor Labs Inc. and Tom Willerer, dated as of September 1, 2020 (incorporated by reference to Exhibit 10.26 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.16**	Offer Letter Agreement, dated as of September 18, 2019, by and between Opendoor Labs Inc. and Julie Todaro (incorporated byreference to Exhibit 10.27 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27,2020).
10.17**	Offer Letter Agreement, dated as of April 13, 2014, by and between Opendoor Labs Inc. and Ian Wong (as amended September 1, 2020) (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.18**	Amendment to Offer Letter Agreement, entered into as of April 13, 2014, by and between Opendoor Labs Inc. and Ian Wong, dated as of September 1, 2020 (incorporated by reference to Exhibit 10.29 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.19**	Offer Letter Agreement, dated as of July 10, 2017, by and between Opendoor Labs Inc. and Gautam Gupta (incorporated by reference to Exhibit 10.30 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.20**	Offer Letter Agreement, dated as of January 9, 2017, by and between Opendoor Labs Inc. and Jason Child (incorporated by reference to Exhibit 10.31 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27, 2020).
10.21**	Offer Letter Agreement, dated as of September 3, 2020, by and between Opendoor Labs Inc. and Carrie Wheeler (incorporated by reference to Exhibit 10.32 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-249302) filed November 27,2020).
10.22**	Offer Letter Agreement, dated as of October 22, 2020, by and between Opendoor Labs Inc. and Andrew Low Ah Kee (incorporated byreference to Exhibit 10.12 to the registrant’s Form 8-K filed with the SEC on December 18, 2020).
10.23**	Opendoor Technologies Inc. Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.13 to the registrant’s Form 8-K filed with the SEC on December 18, 2020).
10.24**	Offer Letter Agreement, dated as of December 20, 2016, by and between Opendoor Labs Inc. and Elizabeth Stevens.
10.25**	Retention Bonus Agreement, dated as of September 26, 2019, by and between Opendoor Labs Inc. and Elizabeth Stevens.

Exhibit No.	Description
21.1**	List of subsidiaries of Opendoor Technologies Inc. (incorporated by reference to Exhibit 21.1 to the registrant’s Form 8-K filed with the SEC on December 18, 2020).
23.1**	Consent of Marcum LLP.
23.2**	Consent of Deloitte & Touche LLP.
23.3	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement).
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 14, 2021.
Opendoor Technologies Inc.
By:	/s/ Carrie Wheeler
	Name:	Carrie Wheeler
	Title:	Chief Financial Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on January 14, 2021.
Signature	Title
* Eric Wu	Chairman, Director and Chief Executive Officer (Principal Executive Officer)
/s/ Carrie Wheeler Carrie Wheeler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Adam Bain	Director
* Cipora Herman	Director
* Jonathan Jaffe	Director
* Pueo Keffer	Director
* Jason Kilar	Director
* Glenn Solomon	Director
By /s/ Carrie Wheeler Carrie Wheeler Attorney-in-fact